UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                          Travco, Inc.
                 (Name of issuer in its charter)


      Nevada                   3843              88-0473256
  (State or other       (Primary Standard          (I.R.S.
   jurisdiction             Industrial            Employer
        of           Classification Code No.)  Identification
  incorporation)                                    No.)

                  ____________________________
                     9315 Horizon Vista Lane
                       Henderson, NV 89117
                         (702) 650-2050
  (Address and telephone number of principal executive offices)
                  ____________________________
                Premier Corporate Services, Inc.
              1000 N. Green Valley Pkwy., #440-195
                       Henderson, NV 89014
                         (702) 650-2050
    (Name, address and telephone number of agent for service)
                  ____________________________

Approximate  date  of proposed sale to the  public:  As  soon  as
reasonably   practicable  after  the  effective  date   of   this
Registration Statement.

If  any of the securities being registered on this Form are to be offered  on a delayed or continuous basis, pursuant to  Rule  415 under the Securities Act of 1933 check the following box. ___

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __

If  delivery of the prospectus is expected to be made pursuant to
Rule 434, check the following box. __
                _________________________________




   Title of     Amount to    Proposed     Proposed    Amount of
  each class       be         maximum     maximum    registratio
      of       registered    offering    aggregate        n
  securities       (1)       price per    offering       fee
     to be                     share      price(2)
  registered

 Common Stock  15,000,000      $0.02      $300,000      $79.20


(1) In the event of a stock split, stock dividend or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in an indeterminate amount in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                          Travco, Inc.

                15,000,000 Shares of Common Stock


Travco, Inc., a Nevada corporation (the "Company"), is hereby offering up to 15,000,000 shares of its $0.001 par value common stock (the "Shares"), pursuant to the terms of this prospectus for the purpose of providing working capital for the Company. See "Plan of Distribution" and "Use of Proceeds."

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment.
See "Risk Factors."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                        TABLE OF CONTENTS

PROSPECTUS SUMMARY                                             1

CAUTIONARY STATEMENT REGARDING PROJECTIONS AND FORWARD LOOKING
STATEMENTS                                                     3

RISK FACTORS                                                   4

USE OF PROCEEDS                                                7

DETERMINATION OF OFFERING PRICE                                7

DILUTION                                                       7

SELLING SECURITY HOLDERS                                       8

PLAN OF DISTRIBUTION                                           8

LEGAL PROCEEDINGS                                             10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS  10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT11

DESCRIPTION OF SECURITIES                                     12

INTEREST OF NAMED EXPERTS AND COUNSEL                         13

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                    13

ORGANIZATION WITHIN THE LAST FIVE YEARS                       13

DESCRIPTION OF BUSINESS                                       14

MANAGEMENT'S PLAN OF OPERATION                                19

DESCRIPTION OF PROPERTY                                       20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                20

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS      20

EXECUTIVE COMPENSATION                                        22

FINANCIAL STATEMENTS                                          22

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE                                          31

AVAILABLE INFORMATION                                         31

                       PROSPECTUS SUMMARY

The Company

The  Company  was  incorporated under the laws of  the  State  of
Nevada on September 22, 2000 as Travco, Inc. Its principal executive offices are located at 9315 Horizon Vista Lane, Las Vegas, NV 89117. Under its corporate charter, the Company may engage in any lawful business for which corporations may be organized under the General Corporation Law of the State of Nevada. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

Currently the only assets of the Company are the Licensing Agreements and Exclusive Right to Use for each of the patents under which the Company has the exclusive right to the use of all the rights and privileges granted within the patents. See "Intellectual Property."

The Company's intent is to develop and market a workable prototype of the patented portable toothbrush and mounting stand. The Company intends to develop relationships with major companies to develop and market its product. See "Description of Business."

The Offering

This is the initial public offering of common stock of Travco, Inc., and no public market currently exists for shares of the Company's common stock. There have been no sales of shares from one investor to another. This is not an underwritten offering, and the Shares are not presently traded on any recognized exchange or market.

It is the Company's intention to apply to have the Shares listed for trading on the National Association of Securities Dealers
("NASD") OTC Electronic Bulletin Board Market as soon as possible after the date of this prospectus.

* The Company is offering up to 15,000,000 shares of its common stock. If the maximum offering is achieved, there will be 18,000,000 shares of common stock outstanding.

* No sales commissions will be paid in connection with the sales of the Shares.

* If all the Shares offered are sold, assuming they are sold at the offering price of $.02, the net proceeds to the Company will be $300,000 less certain costs associated with this offering.

* The net proceeds will be used for working capital. See "Use of Proceeds."

Liquidity of Investment

Although the Shares will be registered and "free trading," there is no current market for the Shares. Therefore, an investor may not be able to sell his or her Shares when he or she wishes and may consider his or her investment to be long-term.

Investment in the Company involves risks due in part to a limited previous financial and operating history of the Company, as well as competition in the oral hygiene industry. Also, certain potential conflicts of interest arise due to the relationship of the Company to management and others.

THE  SHARES  ARE  OFFERED BY THE COMPANY SUBJECT TO  PRIOR  SALE,
ACCEPTANCE  OF THE SUBSCRIPTIONS BY THE COMPANY AND  APPROVAL  OF
CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OR OPEN OFFER TO BUY INTO SECURITIES OFFERED HEREBY IN A STATE IN WHICH, OR TO A PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE THEREOF. HOWEVER, IF A MATERIAL CHANGE OCCURS, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET BEEN ACCEPTED AS SHAREHOLDERS IN THE COMPANY.

THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT. NO PERSON OR ENTITY HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE A REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

THE COMPANY IS NOT CURRENTLY A REPORTING COMPANY, AS THAT TERM IS DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934. EACH PERSON WHO RECEIVES A PROSPECTUS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF THE COMPANY DURING NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST TO THE COMPANY, IN ORDER TO VERIFY ANY OF THE INFORMATION INCLUDED IN THIS PROSPECTUS AND TO OBTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY. IN ADDITION, EACH SUCH PERSON WILL BE PROVIDED WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE IN THE PROSPECTUS AND THE ADDRESS (INCLUDING TITLE OR DEPARTMENT) AND TELEPHONE NUMBER TO WHICH SUCH REQUEST IS TO BE DIRECTED.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN WRITING THAT THEY HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY, AND UNDERSTOOD THE CONTENTS THEREOF, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION, AND THEY DID SO TO THEIR SATISFACTION.

 CAUTIONARY STATEMENT REGARDING PROJECTIONS AND FORWARD LOOKING
                           STATEMENTS

This prospectus and documents included by reference contain forward-looking statements within the meaning of:

     1)   Section 27 of the Securities Act of 1933;

     2)   Section 21E of the Securities Exchange Act of 1934; and

     3)   The Private Securities Litigation Reform Act of 1995.

Forward-looking statements relate to our future operations. They estimate the happening of future events and are not based on historical facts. Forward-looking statements may be identified by terms such as:

              believes     predicts      estimates

              intends      may           anticipates

              projects     will          probable

              forecasts    expects       continue

This is not a comprehensive list. Similar terms, variations of those terms, and the negative of those terms may also identify forward-looking statements.

The "Risk Factors" discussed in this prospectus are cautionary statements. They identify some of the factors that could cause actual results to be significantly different from those predicted in the forward-looking statements. The forward-looking statements and documents included by reference were compiled by our management based upon assumptions they considered reasonable. These assumptions are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. Therefore, forecasted and actual results will likely vary and those variations may be material.

There can be no assurance that the statements, estimates, and projections contained in this prospectus will be achieved. Thus, we make no representation or warranty as to their accuracy or completeness. In addition, we cannot guarantee that any forecast in this prospectus will be achieved.

These forward-looking statements were compiled as of the date of this prospectus or the date of the documents included by reference, as the case may be. We do not intend to update these statements. Therefore, you should evaluate them by considering any changes that may have occurred after the date such forward-looking statements appear.

We cannot guarantee that any of the assumptions relating to the forward-looking statements or the documents included by reference will prove to be accurate. Therefore, we urge you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based, and to ascertain their reasonableness.

                          RISK FACTORS

THE   PURCHASE   OF   THE  SECURITIES  OFFERED  HEREBY   INVOLVES
SIGNIFICANT  RISKS.  PROSPECTIVE INVESTORS  SHOULD  GIVE  CAREFUL
ATTENTION  TO  THE FOLLOWING STATEMENTS RESPECTING CERTAIN  RISKS
APPLICABLE TO THE OFFERING.

No operating history or revenue and minimal assets.

The  Company  has  had no operating history and has  received  no revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until it is able to secure financing to hire employees who know the oral hygiene industry. This may result in the Company incurring a net operating loss which will increase continuously until the Company raises enough capital to start marketing the toothbrush and mounting stand.

Significant working capital requirements.

Management believes the working capital requirements associated with the manufacture, marketing and sale of the toothbrush and mounting stand will be significant. The Company is not currently generating sufficient cash flow to fund its operations and its ability to continue its operations and implement its sales and marketing strategy is dependent on its ability to continue to generate proceeds from the sale of its shares. There can be no assurance that any additional financing will be available to the Company on a timely basis and on acceptable terms, if at all. Any such financing may involve substantial dilution to the interests of the Company's then existing shareholders. If the Company is not successful in raising any additional financing necessary to fund future working capital needs, then it might be forced to curtail some of its operations, the exact nature of which cannot be predicted at this time.

Competition.

The market for premium toothbrushes is intensely competitive. The Company faces strong existing competition for similar products and expects to face significant competition from new companies or existing companies with new products. Many of these companies may be better financed, have better name recognition and consumer goodwill, have more marketing expertise and capabilities, have a large and loyal customer base, along with other attributes that may enable them to compete more effectively. The premium toothbrush industry is currently dominated by four companies, Colgate-Palmolive, Oral B, Johnson & Johnson, and Procter & Gamble.

Additionally, purchases are often made based upon highly subjective decisions that may be influenced by numerous factors, many of which are out of the Company's control. Consumers' subjective preferences are subject to rapid and unanticipated changes. As a result, the Company expects to face substantial competition from existing and new companies that market toothbrushes which are perceived to enhance oral hygiene, are visually appealing or appeal to other consumer preferences. Further, the toothbrush industry is subject to rapid and widespread imitation of toothbrush designs which, notwithstanding the existence of any proprietary rights, could further hamper the Company's ability to compete. The Company faces competition on the basis of price, reputation and qualitative distinctions among available products. There can be no assurances as to the market acceptance of the toothbrush in relation to the Company's competition.

Uncertainty of market penetration.

The oral hygiene and toothbrush industry is currently dominated by several companies which have strong brand name recognition. As a result, the market demand for new products from new companies is subject to a high level of uncertainty. Achieving significant market penetration and consumer recognition for the Company's toothbrush and mounting stand will require significant efforts and expenditures by the Company to inform potential customers about its products. Although the Company intends to use a substantial portion of its working capital for marketing and advertising, there can be no assurance that it will be able to penetrate existing markets for toothbrushes and related accessories on a broad basis, position its product to appeal to a broad base of customers, or that any marketing efforts undertaken by it will result in any increased demand for or greater market acceptance of its products. See "Description of Business."

Dependence on single retailing concept; limited marketing capability and experience.

The Company intends to devote its efforts almost entirely to the development and marketing of its toothbrush and is currently dependent exclusively on proceeds, if any, to be generated from the sale of its shares. It is not anticipated that the sale of toothbrushes will generate meaningful revenue until a successful retail and consumer market for its product is established. The failure of the toothbrush to achieve sustained commercial viability would have an immediate material adverse effect on its operation. This will require substantial marketing efforts and the expenditure of significant funds by the Company. There can be no assurance that the Company's efforts will be successful or that its toothbrush will ever achieve acceptance of any level in the market. Moreover, the Company has limited independent marketing capabilities and experience. See "Description of Business."

No agreement for the manufacture or marketing of its products or other transaction.

The Company has no arrangement, agreement, or understanding with respect to the manufacture of its toothbrush or personnel to aid in the operation of its business. There can be no assurance the Company will successfully raise enough capital to hire personnel or be able to bear the costs of the manufacture and marketing of its toothbrush. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities other than identifying the industry that management believes that there is an opportunity for success. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require to be able to market its toothbrush.

Dependence on suppliers.

The Company does not intend to manufacture the toothbrush, and therefore must rely on suppliers. The Company does not currently have any suppliers and its success will depend on developing and maintaining relationships with new suppliers. Any significant delay or disruption in the supply caused by manufacturers' production limitations, material shortages, quality control problems, labor interruptions, shipping problems or other reasons could materially adversely effect its business. The Company intends to purchase its product pursuant to purchase orders placed from time to time, however, it is not certain that its suppliers will deliver specified quantities of components or will deliver components for any specified period. Accordingly, the Company will be substantially dependent on the ability of its suppliers to provide adequate inventories on a timely basis and on acceptable terms. Additionally, the loss of the services of a supplier or substantial price increases imposed by a supplier could result in production delays, thereby causing cancellation of orders by customers and/or price increases resulting in reduced revenues and margins, respectively.

Uncertainty regarding patents.

There is currently a United States patent for the toothbrush and mounting stand and a United States design patent for the toothbrush handle. See "Description of Business - Intellectual Property." However, there can be no assurance that these patents will provide the Company significant protection against competitors. Litigation may be necessary in the future to protect its patents, and there can be no assurance that the Company will have the financial or managerial resources necessary to pursue such litigation or otherwise to protect its patent rights.

Lack of diversification.

The Company's size and lack of operating history makes it unlikely that it will be able to commit funds to diversify its business until it has a proven track record, and it may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

Continued management control, limited time availability.

While seeking investment and personnel with knowledge of the oral hygiene industry, management anticipates devoting minimal time to the business of the Company. The Company's officers have not entered into written employment agreements with the Company and are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers or directors. Notwithstanding the limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations.

Conflicts of interest.

The officers and directors have other interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the Company's business. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors which may not be susceptible to resolution. In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties. It is the intention of Management, so as to minimize any potential conflicts of interest, to present first to its Board of Directors, any proposed investments for its evaluation.

Regulation.

Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

                         USE OF PROCEEDS

Sale of the Shares of common stock offered by the Company to the public (assuming they are sold for cash) will represent gross proceeds to the Company of approximately $300,000. The Company intends to seek employees with a knowledge of the oral hygiene industry and to establish contacts with suppliers for manufacture and marketing of its toothbrush. These proceeds, less the expenses of the offering, will be used to provide working capital for the Company to be used in part to hire those employees and establish those contacts.

Management anticipates expending these funds for the purposes indicated above. To the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

                 DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined by the Company based upon factors such as the Company's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

                            DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security such as the common stock, and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the Offering. As of October 31, 2000, the net tangible book value of the Company was $0.001.

  * If the Company achieves the sale of the maximum offered shares at the public offering price of $.02, the pro forma net tangible book value of the Company would be $303,000 or approximately $0.017 per share, which would represent an immediate increase of $0.016 in net tangible book value per share and $0.003 per share dilution to new investors.

  * If the Company achieves only the sale of the minimum offered shares at the public offering price of $.02, the pro forma net tangible book value of the Company would be $23,000 or approximately $0.006 per share, which would represent an immediate increase of $0.005 in net tangible book value per share and $0.014 per share dilution to new investors.


                                       Assuming          Assuming
                                    Maximum Shares        Minimum
                                         Sold          Shares Sold

Offering Price                          $0.02              $0.02

Net tangible book value per share      $0.001             $0.001
before Offering

Increase Attributable to purchase      $0.016             $0.005
of stock by new investors

Net tangible book value per share      $0.017             $0.006
after offering

Dilution to new investors              $0.003             $0.014

Percent Dilution to new investors       15.0%              70.0%

                    SELLING SECURITY HOLDERS

There are no security holders of the Company offering securities.

                      PLAN OF DISTRIBUTION

Subject to the terms and conditions of the offering, the Company is offering the Shares on a "best efforts, all or none" basis with respect to the first 1,000,000 Shares, and a "best efforts" basis with respect to the remaining 14,000,000 Shares. Pending the sale of at least 1,000,000 Shares, all proceeds of the offering will be held in a special non-interest bearing account with Bank of America, Las Vegas, Nevada. Unless at least 1,000,000 Shares are sold within 30 days of the date of the prospectus, or 120 days if extended, this offering will terminate and all funds will be promptly returned to the subscribers without interest thereon or deduction therefrom. Closing of the offering could take place as late as two weeks after the maximum 120 day offering period. Once subscriptions for 1,000,000 Shares ($20,000) have been deposited, there will be an initial closing after which the offering will continue for an additional 14,000,000 Shares on a "best efforts" basis subject to subsequent closings. There can be no assurance that any or all of the Shares being offered will be sold.

The gross proceeds to the Company represented by issuance of all the Shares for cash under this offering to the public will be $300,000, assuming that all the Shares are sold at the offering price of $0.02. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the Shares. These securities are offered by the Company subject to prior issue and to approval of certain legal matters by counsel.

Upon the minimum of $20,000 being sold and until the offering is closed, all investors will have Shares issued to them which they may vote.

Opportunity to Make Inquiries

The Company will make available to each offeree, prior to any issue of the Shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents

Each person desiring to be issued Shares must complete, execute, acknowledge, and deliver to the Company certain documents. By executing these documents, the subscriber is agreeing that such subscriber will be a shareholder in the Company and will be otherwise bound by the Articles of Incorporation and the By-Laws of the Company in the form attached to this prospectus.

Promptly upon receipt of the subscription documents by the Company, a determination will be made as to whether a prospective investor will be accepted as a shareholder. The Company may reject a subscriber for any reason, including:

* Failure to conform to the requirements of this prospectus or the failure to follow the proper subscription procedure.

* Insufficient documentation.

* Over subscription to the offering.

* Other reasons as the Company determines to be in its best interest.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check, made payable the investor, in the amount of his funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided by the terms of this prospectus.

                        LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS





Name                    Age  Position                Term

Lisa A. Schiano         41   President, Chief        Since September 22, 2000
                             Executive Officer and
                             Director

Dr. Delmar J. Walker    50   Secretary/Treasurer,    Since September 22, 2000
                             Chief Financial
                             Officer and Director

Lisa A. Schiano

Lisa A. Schiano has been the president and director of the Company since its inception, September 22, 2000.

Since 1998, Ms. Schiano has been employed as a 5th grade reading teacher for Rose Warren Elementary School in Las Vegas, Nevada, responsible for up to 90 students. Ms. Schiano was responsible for implementing the "Success" Reading Wellness and the Writing and Research programs. She is an active participant in grants, staff development, the library-media center, and the social committee.

From 1997 to 1998, Ms. Schiano was employed by Paradise Elementary Professional School in Las Vegas, Nevada as a 4th grade teacher. While there, she developed and implemented coursework from Curriculum Essentials Framework for students at risk, participated in development and execution of IEP's, implemented Lucy Calkins' Reading and Writing Workshop, implemented Project Life Literacy Intervention Program in classroom, developed and instituted court system.

From 1995 to 1997, while completing her Master's degree, Ms. Schiano was self employed with a home based childcare and cleaning business. Ms. Shiano received her Master of Science degree in Education from Dowling College in Oakdale, New York.

Ms. Schiano holds no directorships in any other reporting company.

Dr. Delmar J. Walker

Dr. Delmar J. Walker has been the secretary/treasurer and director of the Company since its inception, September 22, 2000.

Since April 1999, Dr. Walker has been the owner and director of Walker Chiropractic in Las Vegas, Nevada. He is a chiropractic physician.

From  April  1989  to  March 1999 Dr. Walker  was  a  partner  in
Chiropractic Specialty Center in Las Vegas, Nevada where he was a chiropractic physician.

Dr. Walker holds no directorships in any other reporting company.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known to the Company, as of the date of this prospectus, to be a beneficial owner of five percent (5%) or more of the Company's common stock, by the Company's directors individually, and by all of the Company's directors and executive officers as a group.





Title of Class  Name and Address          Amount and     Percent
                of Beneficial Owner        Nature of       of
                                          Beneficial      Class
                                           Ownership
                                            (1)(2)

Common Stock    Lisa A. Schiano            1,500,000     50.00%
                9315 Horizon Vista Lane
                Las Vegas, NV  89117

Common Stock    Dr. Delmar J. Walker       1,500,000     50.00%
                9315 Horizon Vista Lane
                Las Vegas, NV  89117

Common Stock    All directors and          3,000,000     100.00%
                officers as a group
                (2 persons)

  (1) ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

  (2) None of the officers or directors has the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

                    DESCRIPTION OF SECURITIES

The following description of the Company's capital stock is a summary of the material terms of the Company's capital stock. This summary is subject to and qualified in its entirety by the Company's Articles of Incorporation and By-Laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share. The shares are non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time-to-
time,   from  funds  legally  available.  In  the  event   of   a
liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of the Company's stock would be issued to management or promoters, or affiliates or associates of either.

Shares Eligible for Future Sale

All of the 3,000,000 shares which are currently held, directly or indirectly, by Management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (the "Act"). See "Security Ownership of Certain
Beneficial Owners and Management." Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the Company (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

All Shares registered in the instant offering shall be eligible for resale to the general public should there be a need for this type of securities. The Company makes no representations or guarantee that the Shares registered hereunder shall have a market for resale.

              INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, or will receive a direct or indirect interest in the Company in exchange for preparation of the prospectus, or was a promoter, underwriter, voting trustee, director, officer or employee of the Company.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts, or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-Laws.

The officers and directors of the Company are accountable to the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all others similarly stated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

             ORGANIZATION WITHIN THE LAST FIVE YEARS

There are no relationships or transactions to be reported.

                     DESCRIPTION OF BUSINESS

Business Development

Travco, Inc. (the "Company") is a Nevada corporation formed on September 22, 2000. Its principal place of business is located at 9315 Horizon Vista Lane, Las Vegas, NV 89117. The Company was organized to develop a workable prototype of its patented portable toothbrush and mounting stand designed to improve oral care at an affordable price. Once the prototype has been developed the Company intends to manufacture, market and distribute its product. See "Marketing Strategies." Since its inception, the Company has not been a party to any bankruptcy, receivership or similar proceeding.

The Product

The Company's product, a portable toothbrush and mounting stand, provides an oral hygiene tool to accommodate all lifestyles and needs for the maintenance and care of teeth, mouth and gums, and for general freshness and overall health. The mounting stand is a user friendly design which supports the toothbrush bristle head in an elevated position above a sink surface for an inverted hygienic drying of bristles thus preventing contamination by the sink surface. The Company intends to construct the toothbrush and mounting assembly with a flexible, recycled plastic or rubber that can be easily sanitized in the dishwasher. The portable toothbrush is a compact all-in-one tool for all widths and bristle sizes, accommodating all grades of dental floss.

The toothbrush includes a reusable bristle head inserted within the receptacle portion of the handle, accommodating changeable and renewable bristles which are discarded when they are past their time of effectiveness, thereby maintaining the toothbrush sanitarily and hygienically. The removable bristle head is inserted into the receptacle, so that the bristles can be changed when worn out. The receptacle portion also accommodates various sized bristles and firmness. The all-in-one hygiene tool also includes a replaceable dental floss dispenser which accommodates various widths and finishes of floss for user preferences.

Being portable, the toothbrush can accommodate the users' oral hygiene needs wherever he may go, such as camping, traveling, out for lunch or dinner, home, office or vacationing, where a user may not have sanitary conditions on a bathroom sink surface. The Company intends to sell its toothbrush within the premium toothbrush segment, at a retail price point of approximately $3.29 to $5.00. Management considers the toothbrush to be equal to or better than other high premium toothbrushes because it incorporates the best features of all other high quality brushes.

The Company's objective is to become a leading manufacturer of toothbrushes and hopes to develop other oral hygiene products. To achieve this objective, it will focus its market strategy to develop the reputation of its product, create market penetration, pursue the development of other oral hygiene products, and will continue to refine and improve its existing technology. An integral part of this strategy will be the implementation of marketing efforts to target domestic sales initially. With success, the Company could possibly expand into international sales. The Company's domestic strategy is to create product awareness through a marketing program in addition to free sampling to consumers and dental professionals.

Industry Background

According to Supermarket Research, the toothbrush market has increased 8% to 10% per year, since 1996. The premium toothbrush market share accounted for 42% of this increase. The Company expects year-to-year increases will continue at or above this range. Total toothbrush sales for 1995, 1996, and 1997 were $700 million, $757 million, and $832 million, respectively. The increase in sales reflected 8% and 10% for 1996 and 1997, respectively. According to Information Resources, Inc., the premium toothbrush segment totaled 24% or $168 million; 34% or $257 million; and 42% or $349 million; for 1995, 1996, and 1997 respectively, for the total sales mentioned above. This reflects an increase of 53% for premium sales from 1995 to 1996 and 35% increase from 1996 to 1997. Over 90% of adults in the United States use toothbrushes. Simmons Market Research Bureau ("Simmons") has reported that slightly more than 90% of U.S. adults -- over 169 million individuals -- used manual toothbrushes in 1994. Women accounted for nearly 53% of users and men for more than 47%. Many of the 18 toothbrush brands studied by Simmons enjoy strong brand loyalty. Overall, 63% of adults stay with one label and the more popular the brand, the more loyal its users.

Competition

Currently, there are more than 200 competitors sharing the oral hygiene market. Broader ranges of companies are active in the toothbrush category than in other categories of the oral hygiene market. The top two marketers responsible for 41% of toothbrush retail sales in 1996 were Colgate-Palmolive's Colgate (19%) and Gillette's Oral B (22%). Johnson & Johnson's Reach (15%) and Procter & Gamble's Crest (10%) occupy the middle echelon. SmithKline Beecham and its Aquafresh Toothbrush maintained 5%. Mentadent, a product of the Unilever Group, has 6% of sales. Private label marketers are relatively strong in the toothbrush category. They reached a combined share of 7% of toothbrush retail dollar sales. The Company plans to operate in the oral care industry in which leading marketers have done an outstanding job of creating public awareness of the need for better gum care. The primary advantage many competitors have over the Company is capital and the ability to make consumers aware of their products.

Business Strategy

The  Company will compete in the premium quality segment  of  the
toothbrush/oral   hygiene  industry,   a   growing   and   highly
competitive area. To compete in this market, the Company's business strategy is to:

  * Strengthen and broaden core brands through marketing and advertising, product development and manufacturing;

  * Develop a presence in all markets in which it competes and enter new markets where there are opportunities for growth; and

  * Look to reduce costs and improve operating efficiencies, customer service and product quality and carefully manage working capital.

Marketing Strategies

The Company intends to focus its marketing on package design, direct contact with dental professionals, and the employment of marketing specialists who will concentrate their efforts on its product's significant point of difference.

It is the intent of the Company to focus much of its marketing on the package design so to present the toothbrush in an attractive, eye catching package that would provide visibility above and beyond any other toothbrush package on the shelf. The Company will design an eye catching package also keeping in mind that some shoppers may tamper with the package in the store in an effort to examine the toothbrush.

In addition, the Company intends to target dentists and hygienists directly and distribute its brushes to them throughout the country by means of dental conventions and direct mail promotions in hopes that the dental professionals will become regular customers and purchase the toothbrush for distribution to their patients.

Management is aware that getting toothbrushes into retail stores requires broker representation and will seek to enter into sales broker agreements as necessary. Management's preliminary research has found that such agreements could require an initial consultant fee and each month thereafter a set guaranteed fee which could be offset partially or entirely by a commission fee earned on the net invoiced wholesale orders placed with the Company by the sales broker. The sales broker may also hire outside brokers to solicit and serve the customers in a certain territory in a manner to maximize the Company's sales. The outside brokers will be compensated with an additional and separate commission fee for all net invoiced sales generated directly by their firm.

Proposed National Marketing Plan

The Company plans to develop a national marketing plan to be implemented on an expanding regional basis over a four-year period. The main objective of this plan will be to gain a substantial market share and profit in net sales by mid 2003. The strategy and tactics of the integrated marketing plan include:

  * Positioning the portable toothbrush and mounting stand as the superior oral care system available today

  * Securing a substantial all commodity volume (ACV) in the initial year in controlled expansion markets

  * Incorporating a dental hygiene program targeted at securing broad professional product endorsement

By following the strategies listed above, as well as using trade programs such as scan downs, promotions, prepared displays, point of sale materials, coupons, clip strips and other marketing tools, Management believes that it can effectively achieve distribution to a competitive ACV percentage which means obtaining distribution in a large percentage (by volume) of outlets that distribute this product class.

After the product is available for distribution, the Company expects to begin test marketing it in certain states not yet determined for approximately 12 months, providing information and feedback on both the toothbrush and the effectiveness of various promotional and advertising programs. Subsequent to the test market, knowledge accumulated will be used to amend, if necessary, relevant aspects of the marketing strategies and tactics, so that a national introduction can occur in the second year. Management believes that the quality of its product and the previously stated focus on the importance of dental care would indicate that the portable toothbrush and mounting stand should achieve and sustain a substantial share of the market.

Targeted Direct Mail Dental Program

In conjunction with the integrated marketing plan described above, Management believes another important factor is securing dental professional endorsements. This plan includes a direct marketing program to send a Jiffy Pack Mailer, which will include a video, samples, printed information and coupons to dental hygienists. The Company also plans to be represented at regional dental conventions and to provide direct professional sales. The support of dental professionals will be an important element in creating demand of its product. The Company intends to continually promote the product to the dental professionals by:

  *  Offering professional discounted prices;

  * Providing substantial advertising in dental publications highlighting the unique features and positive health benefits of the toothbrush and mounting stand;

  * Providing direct mail and free samples to dental professionals;

  *  Participating in major dental conventions;

  * Visiting dental students to promote the toothbrush with samples, lectures and conducting additional clinical tests at major dental schools; and

  * Creating a website with links to the Company's website from other dental related websites.

Proposed Methods of Distribution

The Company proposes to sell its product to retailers (consisting primarily of grocery stores, club stores, and super drug discount stores), wholesalers, dental professionals, distributors, multi-level marketers and private individuals. When it becomes necessary, the Company proposes to lease warehouse space to be used as the fulfillment center to its product dispatching which will provide adequate space to warehouse its products thus eliminating the need for warehousing fees.

The Company will not manufacture, nor does it have or expect to establish the capability to manufacture its products. The Company expects to out-source equipment and inventory from multiple vendors, but there is no assurance that it will be able to do so.

The Company expects to engage a production facility capable of processing and packaging enough of the toothbrushes to satisfy demand, with the ability to increase that capacity with short notice. This production plant will act as the Company's major subcontractor. In the event that there arises a problem with its current vendor, the Company will seek to establish contingency manufacturing capacity. The Company will work to assure that tooling can be moved on very short notice to another subcontractor if necessary so that any break in production needs would be minimal.

Intellectual Property

The Company's ability to compete effectively within the toothbrush and oral hygiene market depends, to a large degree, upon the proprietary nature of its product designs. The Company will rely upon a combination of patents, proprietary technology and know-how, trademarks, trade secrets, confidentiality agreements and other contractual covenants to establish and protect its technology and other intellectual property rights. There can be no assurance the steps taken by the Company to protect its intellectual property will be adequate to prevent misappropriation of that intellectual property, or that its competitors will not independently develop products substantially equivalent or superior to its products. Management plans to conduct its business so not to infringe upon the valid proprietary rights of others, but there can be no assurance third parties will not assert infringement claims against the Company. Defending such claims can be both expensive and time-consuming, and there can be no assurance that the Company would be able to successfully defend against or similarly prosecute an infringement claim. The loss of such rights (or the Company's failure to obtain similar licenses or agreements) would have a material adverse effect on the Company's business, financial condition, and results of operations.

The  patent  of  the Portable Toothbrush and Mounting  Stand  was issued by the United States Commissioner of Patents and Trademarks on May 21, 1996 under patent number 5,517,712, good until September 29, 2014. On November 26, 1996, the United States Commissioner of Patents and Trademarks granted a design patent for a toothbrush handle under patent number Des. 375,839. The design patent carries a 14-year term. On October 4, 2000, pursuant to a Licensing Agreement and Exclusive Right to Use for each of the patents (the "Agreements"), Lisa A. Schiano, mother and legal guardian of the inventor, Mr. Travis A. Schiano, a minor, granted the Company authorization for the unrestricted and exclusive right to use of all the rights and privileges granted within the patents. The Agreements will expire in ten (10) years unless extended by written mutual agreement of the parties. The Agreements will be filed with the United States Patent and Trademark Office.

Governmental Approval

There are no governmental approval requirements for toothbrushes. The FDA, however, requires that the Company file a registration of exemption which bears an expiration date. The Company will file for registration with the FDA as an Initial Distribution and Specification Developer and request that they assign the Company an Owner/Operator number. Registration for exemption is renewable at no charge by completing a simple form that is automatically generated by the FDA. The Company does not anticipate any further requirements or any future government regulations concerning its product.

Costs and Effects of Compliance with Environmental Laws

The  Company  anticipates that it will  have  no  material  costs
associated   with  compliance  with  federal,  state   or   local
environmental law because such regulations are inapplicable to its product and its manufacturing.

Research and Development

The Company has no experience in the Research and Development (R&D) of its product, however, after research on development costs of similar products, Management anticipates its R&D costs to be minimal. Management expects the majority of its R&D expenses to be for the design and development of the product's packaging and the efforts to develop new products. The Company expects the patented design of the toothbrush and mounting stand to be developed so as not to incur substantial research and development costs. Therefore, it is anticipated that any R&D costs which will be passed on to the customers to be minimal. The Company, however, expects to established a research and development team that will work along with outside consultants to develop and adopt new products, whereupon Management anticipates that at such time a percentage of its gross revenues will be allocated to R&D.

Employees

The Company currently has no employees and its executive officers at present are not compensated for their time contributed to the Company nor are they accruing salaries. Management expects to use consultants, attorneys, and accountants as necessary. The need for employees will be addressed at such time the Company's business plan is implemented.

The Company is therefore dependent on the efforts and abilities of its current management composed of Lisa A. Schiano, President, Chief Executive Officer, and Director; Dr. Delmar J. Walker, Secretary/Treasurer, Chief Financial Officer and Director. The loss of any of these key employees would have a material adverse effect on the Company's business. The members of the Board of Directors will take all commercially reasonable efforts to minimize the risks attendant with the departure of any key personnel. There can be no assurance, however, that upon the departure of any key personnel that replacement personnel would cause the Company to operate profitably. The Company currently has no employment agreement nor does it carry key-man life insurance with respect to any of its executive employees.

                 MANAGEMENT'S PLAN OF OPERATION

The Company is focusing its plan of operation on the development of a workable prototype of its patented toothbrush and mounting stand. The Company intends to manufacture, market and sell its toothbrush by developing relationships with major companies in order to network its product, enabling flexibility and availability of which Management believes is an innovative, resourceful and uniquely designed personal hygiene instrument. The Company currently does not employ any salespeople for the development or marketing of its product but hopes through the instant offering that it can raise capital so that it may be in a position to hire or consult with persons who have experience and connections to people and/or entities in the industry.

As additional funds become available, the Company's objective is to position itself predominately in the personal hygiene industry based on its strength and credibility of its product. The Company plans to price its product competitively which will vary by region. Advertising for this product will primarily be through print media and Shelf-Talkers, that grab the attention of the consumer as they pass through the toothbrush aisle. As the market grows, the Company intends to initiate a television ad campaign as well as joint marketing with selected toothpaste companies.

For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. The Company anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

                     DESCRIPTION OF PROPERTY

The Company does not currently own any property.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Capitalization

The  Company is authorized to issue 100,000,000 shares of  Common
Stock, $0.001 par value per share.

The Company's stock is not listed on any exchange. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the after-market for the Company's securities and Management does not intend to initiate any such discussions until such time as the Company has raised enough capital to hire employees and is conducting business. There is no assurance that a trading market will ever develop or, if such a market does develop that it will continue.

Market Price

The Registrant's Common Stock is not quoted on any exchange at the present time.

Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and
(ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for initial listing on the NASDAQ Small Cap market and for continued listing. For initial listing, a company must have net tangible assets of $4 million, market capitalization of $50 million or net income of $750,000 in the most recently completed fiscal year or in two of the last three fiscal years. For initial listing, the common stock must also have a minimum bid price of $4 per share. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in net tangible assets and a $1,000,000 market value of its publicly-traded securities. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share.

However, there can be no assurances that the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

Holders

There are currently two holders of the Company's securities.  The
Company issued 3,000,000 shares of common stock to the current officers and directors on October 4, 2000.

Dividends

The Registrant has no plans to pay any dividends in the future upon issuance of the Company's stock.

                     EXECUTIVE COMPENSATION

The Company's officers and directors do not receive any compensation for their respective services rendered to the Company, nor have they received such compensation in the past. They have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations. As of the date of this prospectus, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

                      FINANCIAL STATEMENTS

The audited financial statements of the Company as of October 15, 2000 included in this prospectus have been audited by Merdinger, Fruchter, Rosen & Corso, P.C., an independent public accounting firm, as indicated in its report thereto, and are included herein in reliance upon the authority of Merdinger, Fruchter, Rosen & Corso, P.C. as experts in accounting and auditing and in giving said reports.
                               TRAVCO, INC.
                       (A Development Stage Company)

                           FINANCIAL STATEMENTS








                                 CONTENTS


                                                                      PAGE

INDEPENDENT AUDITORS' REPORT                                       F-1

BALANCE SHEET                                                      F-2

STATEMENT OF OPERATIONS                                            F-3

STATEMENT OF STOCKHOLDERS' DEFICIENCY                              F-4

STATEMENT OF CASH FLOWS                                            F-5

NOTES TO FINANCIAL STATEMENTS                                   F-6 - F-8





                       INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS OF TRAVCO, INC.:


We have audited the accompanying balance sheet of TRAVCO, INC. (A Development Stage Company) as of October 15, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from September 22, 2000 (inception) to October 15, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TRAVCO, INC. as of October 15, 2000 and the results of its operations and its cash flows for the period from September 22, 2000 (inception) to October 15, 2000 in conformity with generally accepted accounting principles.




                               MERDINGER, FRUCHTER ROSEN & CORSO, P.C.
                                    Certified Public Accountants

New York, New York
October 17, 2000

                                    F-1





                          TRAVCO, INC.
                  (A Development Stage Company)
                          BALANCE SHEET
                        OCTOBER 15, 2000





   ASSETS                                                 $     -

   LIABILITIES AND STOCKHOLDERS' EQUITY
     Liabilities                                          $     -

   STOCKHOLDERS' EQUITY
     Common stock, $0.001 par value;
       100,000,000 shares authorized,
     3,000,000 shares issued and outstanding                  3,000
                                                          ----------
     Deficit accumulated during
      the development stage                                  (3,000)
                                                          ----------
        Total stockholders' equity                                -
                                                          ----------

     Total liabilities and stockholders' equity           $       -
                                                          ==========




The accompanying notes are an integral part of these financial statements.

                               F-2






                          TRAVCO, INC.
                  (A Development Stage Company)

                     STATEMENT OF OPERATIONS
             FOR THE PERIOD FROM SEPTEMBER 22, 2000
                 (INCEPTION) TO OCTOBER 15, 2000





   Revenue                                                       $     -

   General and administrative expenses
                                                                   3,000

   Loss from operations before provision for income taxes         (3,000)
                                                                ---------

   Provision for income taxes                                          -
                                                                ---------

   Net loss                                                      $(3,000)
                                                                =========

   Net loss per share - basic and diluted                        $     -
                                                                =========

   Weighted average number of common shares
    outstanding
                                                                3,000,000
                                                                =========


The accompanying notes are an integral part of these financial statements.

                               F-3






                          TRAVCO, INC.
                  (A Development Stage Company)
                STATEMENT OF STOCKHOLDER'S EQUITY
       SEPTEMBER 22, 2000 (INCEPTION) TO OCTOBER 15, 2000


                                                           Deficit
                                                         Accumulated
                                                           During
                                                             the
                                       Common Stock      Development
                                    Shares      Amount      Stage         Total

Balance, September 22, 2000                -    $    -     $    -       $     -

Issuance of shares for services-
October 4, 2000                    3,000,000     3,000          -         3,000

Net loss                                   -         -     (3,000)       (3,000)
                                   ---------    ------    --------      --------

Balance, October 15, 2000          3,000,000    $3,000    $(3,000)      $     -
                                   =========    ======    ========      ========


The accompanying notes are an integral part of these financial statements.

                               F-4







                          TRAVCO, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
       SEPTEMBER 22, 2000 (INCEPTION) TO OCTOBER 15, 2000



  CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                           $   (3,000)
       Stock issued for services                               3,000
                                                          -----------
  NET CASH USED IN OPERATING ACTIVITIES                            -
                                                          -----------

  CASH AND CASH EQUIVALENTS - September 22, 2000                   -
                                                          -----------

  CASH AND CASH EQUIVALENTS - October 15, 2000            $        -
                                                          ===========

  SUPPLEMENTAL INFORMATION:
     During the initial period September 22 to October 15, 2000, the Company paid no cash for interest or income taxes.



The accompanying notes are an integral part of these financial statements.

                               F-5











                          TRAVCO, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                        OCTOBER 15, 2000



 NOTE 1 -  DESCRIPTION OF BUSINESS AND SUMMARY OF
           SIGNIFICANT ACCOUNTING POLICIES

           Nature of Operations

           Travco, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") NO. 7. The Company was incorporated under the laws of the state of Nevada on September 22, 2000.

           Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

           Cash and Cash Equivalents

           The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

           Income Taxes

           Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

           Earnings Per Share

           The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of October 15, 2000, the Company has no securities that would effect loss per share if they were to be dilutive.

           Comprehensive Income

           SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.


                               F-6





                          TRAVCO, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                        OCTOBER 15, 2000



NOTE 2 -   INCOME TAXES

           The components of the provision for income taxes for the period from September 22, 2000 (inception) to October
           15, 2000 are as follows:

           Current Tax Expense
             U.S. Federal                         $        -
             State and Local                               -
                                                  ----------
           Total Current                                   -
                                                  ----------

           Deferred Tax Expense
             U.S. Federal                                  -
             State and Local                               -
                                                  ----------
           Total Deferred                                  -
                                                  ----------

           Total Tax Provision (Benefit) from
            Continuing Operations                 $        -
                                                  ==========

           The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:


           Federal Income Tax Rate                    34.0%
           Effect of Valuation Allowance          (   34.0)%
                                                  ---------
           Effective Income Tax Rate                   0.0%
                                                  =========

           At October 15, 2000, the Company had net carryforward losses of $3,000. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.


           Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of October 15, 2000 are as follows:

           Deferred Tax Assets
            Loss Carryforwards                        $    1,000

           Less: Valuation Allowance                  (    1,000)
                                                      -----------
           Net Deferred Tax Assets                    $        -
                                                      ===========

           Net operating loss carryforwards expire in 2020.

                               F-7






                          TRAVCO, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                        OCTOBER 15, 2000



NOTE 3 -   COMMON STOCK

           On  October  4,  2000,  the Company  issued  3,000,000
           shares of common stock for services valued at $3,000.


                               F-8










 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                      FINANCIAL DISCLOSURE

The Registrant has not changed accountants since its formation, and Management has had no disagreements with the findings of its accountants.

                      AVAILABLE INFORMATION

The Company has filed a Registration Statement on Form SB-2 with the Commission under the Securities Act for the registration of the common stock offered by this prospectus. For purposes of this prospectus, the term Registration Statement means the initial registration statement and any and all amendments thereto. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to the
Company and the common stock offered, please refer to the registration statement, including the exhibits thereto. Statements contained in this prospectus concerning the contents of any contract or other document are not necessarily complete, and where such contract or other document is an exhibit to the registration statement, or otherwise, each such statement, is qualified by the provisions of such exhibit.

Following the effectiveness of this Registration Statement the Company intends to file a separate registration statement on Form 8-A, at which time the Company will become subject to the informational requirements of the Exchange Act, and in accordance therewith will file periodic reports, proxy and information statements, and other information with the Commission. Reports, registration statements, proxy and information statements, and other information filed by the Company with the Commission. The registration statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. by calling 1-800-SEC-0330. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information.

        PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

Information on this Item is set forth in the prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this Item is set forth in the prospectus under the heading "Use of Proceeds."

             RECENT SALES OF UNREGISTERED SECURITIES

With respect to the issuances of stock made, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the Shares. The securities were not offered for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

                            EXHIBITS

Exhibit Description.

     3.1  Articles of Incorporation

     3.2  By-Laws of the Registrant

     5.1  Opinion of Chapman & Flanagan, Ltd. as to legality

     10.1 Licensing Agreement and Exclusive Right to Use for Patent Nr. 5,517,712 dated October 4, 2000

     10.2 Licensing Agreement and Exclusive Right to Use for Patent Nr. 375,839 dated October 4, 2000

     23.1 Consent of Chapman & Flanagan, Ltd. (contained in Exhibit
          5.1)

     23.2 Consent of Merdinger, Fruchter, Rosen & Corso, P.C.,
          Certified Public Accountants

     27.1 Financial Data Schedule

                          UNDERTAKINGS

     The undersigned registrant hereby undertakes to:

     (a)  (1) File, during any period in which it offers or sells
          securities,   a   post-effective  amendment   to   this
          registration statement to:

               i. include any prospectus required by section 10(a)(3) of the Securities Act;

              ii. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             iii. include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of
       appropriate   jurisdiction  the  question   whether   such
       indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
______________________________________________


                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on October 31, 2000.

                                   TRAVCO, INC.

                                   By: /s/ Lisa A. Schiano
                                   Lisa A. Schiano, President


                    Special Power of Attorney

     The undersigned constitute and appoint Lisa A. Schiano their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of
1933,  this  registration  statement  has  been  signed  by   the
following persons in the capacities and on the dates stated:

      Signature                   Title                           Date

/s/ Lisa A. Schiano       President (Chief Executive         October 31, 2000
                          Officer) and Director


/s/ Delmar J. Walker      Secretary/Treasurer (Chief         October 31, 2000
                          Financial Officer) and Director
